Exhibit 10.2

Form – Israeli Employees- 3(i)

NOVOCURE LIMITED

Incentive Stock Option Agreement

Pursuant to the

NovoCure Limited

2015 Omnibus Incentive Plan

AGREEMENT (this “Agreement”), dated as of             between NovoCure Limited, a Jersey Isle company (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and             (the “Participant”).

Preliminary Statement

The Committee hereby grants this incentive stock option (the “Stock Option”) on             (the “Grant Date”) pursuant to the NovoCure Limited 2015 Omnibus Incentive Plan, and the Sub-Plan For Grantees Subject To Israeli Taxation (the “Sub-Plan”), as applicable, as it may be amended from time to time (the “Plan”), to purchase the number of Ordinary Shares set forth below to the Participant, as an Israeli Grantee. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Participant.

Accordingly, the parties hereto agree as follows:

1. Tax Matters. The Stock Option is not intended to and do not qualify as 102(b)(2) Options (as defined in the Sub-plan), in accordance with Section 102 of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the “Ordinance”), and the Income Tax Rules (Tax Benefits in Share Issuances to Employees ) 5763-2003.

2. Grant of Stock Option.

(a) Subject to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted the Stock Option to purchase from the Company             Ordinary Shares at a price per share of $            (the “Exercise Price”).

(b) Participant hereby approves that the grant of the Stock Option, constitutes inter alia, without derogating from other benefits or remuneration, adequate consideration for ‘service inventions’ (‘hamtzaat sherut’, as such term in defined under Section 132 of the Israeli Patents Law, 5727-1967) for the purposes of Section 134 thereof, to the extent applicable, and

3. Vesting.

(a) Vesting Schedule. The Stock Option shall vest and become exercisable on the dates and in the cumulative percentages provided in the table below;

provided, with respect to each vesting date, that the Participant has not experienced a Termination prior to such date. There shall be no proportionate or partial vesting in the periods prior to each vesting date. The vesting date for this Stock Option shall be [DATE] (the “Vesting Date”).

Vesting Date	Cumulative Percent Vested
First Anniversary of the Vesting Date	[25	%]
Second Anniversary of the Vesting Date	[50	%]
Third Anniversary of the Vesting Date	[75	%]
Fourth Anniversary of the Vesting Date	[100	%]

(b) Unvested Stock Options. Any portion of the Stock Option that is not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

4. Exercise.

(a) To the extent that the Stock Option has become vested and exercisable with respect to a number of Ordinary Shares, the Stock Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Stock Option in accordance with the Plan. The Participant may exercise the Stock Option by delivering to the Company written notice of the number of Ordinary Shares covered by the exercise, together with the aggregate Exercise Price. Payment may be made by: (i) cash, check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee. Upon expiration of the Stock Option, the Stock Option shall be canceled and no longer exercisable.

(b) Unless otherwise directed or permitted by the Committee and subject to applicable law, any tax consequences arising from the grant or exercise of the Stock Option (or any portion thereof), from the payment for such Ordinary Shares covered thereby, or from any other event or act (of the Company or the Participant) relating to the Stock Option or the Ordinary Shares issued upon exercise thereof, shall be borne solely by the Participant. The Company shall withhold taxes according to the requirements under the Israeli laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the Stock Option granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of the Stock Option or Ordinary Shares held by or on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

(c) Upon the exercise of the Stock Option, the Participant:

(i) will be deemed to acknowledge and make such representations and warranties as may be requested by the Company for compliance with applicable laws and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Participant, and any issuances of Ordinary Shares by the Company shall be made in reliance upon the express representations and warranties of the Participant; and

(ii) will not sell, transfer or otherwise dispose of the Ordinary Shares in violation of the Plan (including the Sub-Plan) or this Agreement or dispose of the Ordinary Shares unless and until the Participant has complied with all requirements of this Agreement applicable to the disposition of the Ordinary Shares.

(d) Pursuant to the Plan, in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, the Stock Option shall thereupon terminate and expire. As a condition of the exercise of the Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Participant engages in Detrimental Activity during the one-year period commencing on the date the Stock Option is exercised, the Company shall be entitled to recover from the Participant, at any time within one year after such Detrimental Activity, and the Participant shall pay over to the Company, the Ordinary Shares received from such exercise, or, if such Ordinary Shares have been transferred, an amount equal to Fair Market Value of such Ordinary Shares on the date of such exercise.

(e) The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

5. Stock Option Term. The term of the Stock Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”), subject to earlier termination in the event of the Participant’s Termination as specified in the Plan and this Agreement. Notwithstanding anything herein to the contrary, upon the Expiration Date, the Stock Option (whether vested or not) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable. The Stock Option is subject to termination prior to the Expiration Date to the extent provided in the Plan or this Agreement.

6. Termination and Change in Control. The provisions in the Plan regarding Termination and Change in Control shall apply to the Stock Option.

7. Restriction on Transfer of Stock Option. The provisions in the Plan and the Sub-Plan regarding restrictions on Transfer shall apply to the Stock Option.

8. No Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any Award until the Participant becomes the holder of record of the Ordinary Shares underlying the Award.

9. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan and the Sub-Plan are incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan (including the Sub-Plan), the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a) unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 10, any notice required to be delivered to the Company shall be properly delivered if delivered to:

NovoCure Limited

20 Valley Stream Pkwy

Suite 300

Malvern, PA 19355

Attention: General Counsel

Telephone: (212) 767-7530

(b) if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 10 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

11. No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

12. Reserved.

13. Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

14. Governing Law.

(a) Save for applicable US laws and regulations (as referred to in section 14(b) below), all matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to its principles of conflict of laws. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable Tel-Aviv court.

(b) This Agreement shall be subject to all applicable US laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required or, the Committee determines are advisable. The Participant agrees to take all steps that the Company determines are necessary to comply with all applicable provisions of US federal and state securities laws in exercising his or her rights under this Agreement. The Committee shall have the right to impose such restrictions on any Ordinary Shares acquired pursuant to the exercise of the Stock

Option as it deems necessary or advisable under applicable US federal securities laws, the rules and regulations of any stock exchange or market upon which Ordinary Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Ordinary Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

15. Reserved.

16. Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

17. No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NOVOCURE LIMITED

By:
Name:
Title:

PARTICIPANT

By:
Name:
Employee Address: